Exhibit 4.2

PROOF PROOF PROOF PROOF PROOF PROOF PROOF NUMBER SHARES CS SEE REVERSE FOR INCORPORATED UNDER THE LAWS OF BRITISH COLUMBIA, CANADA CERTAIN DEFINITIONS C o M M o n s h a r e s CUSIP C4950N 10 8 This CerTifies ThaT: PROOF is The owner of FULLY PAID AND NON-ASSESSABLE SHARES WITHOUT PAR VALUE OF AbCellerA biologiCs inC. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of British Columbia, Canada, and to the Notice of Articles and Articles of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. COUNTERSIGNED: DATED: PHILADELPHIA STOCK TRANSFER, INC. 2320 HAVERFORD RD., SUITE 230, ARDMORE, PA 19003 TRANSFER AGENT BY: AUTHORIZED SIGNATURE SECRETARY CHIEF EXECUTIVE OFFICER PROOF 29592 -017PROOF €€€€€€€€€ 04Dec2020 PROOF 08:37 €€€€ PROOF QTA € €€€€€ PROOF Page 25 PROOF PROOF

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - .Custodian TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE Signature(s) Guaranteed OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15. COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com